SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, S.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2005

AZZ incorporated

(Exact name of Registrant as specified in its charter)

TEXAS	1-12777	75-0948250
(State or Other Jurisdiction of Incorporation or Organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Center 1, Suite 200

1300 South University Drive

Fort Worth, TX 76107

(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code: (817) 810-0095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Registrant recommended to the Board, and the Board approved, performance goals applicable to the Registrant’s 2006 fiscal year under the Registrant’s Management Incentive Bonus Plan (the “Plan”), incorporated herein by reference to Exhibit 10(20) to the Annual Report on Form 10-K filed by the Registrant for the fiscal year ended February 28, 2002. For the Registrant’s Chief Executive Officer and Chief Financial Officer, 70% of the respective officer’s bonus is based on quantitative criteria relating to earnings per share, and 30% is based on qualitative criteria relating to communications with the Board, international operations and improved efficiencies and resource utilization. For other participants under the Plan, bonuses will be based solely on quantitative criteria, which may include corporate revenues, earnings per share, applicable segment or plant revenue, applicable segment or regional operating income, applicable segment or regional return on net assets, applicable plant inventory turns and/or applicable plant accounts receivable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 8, 2005	AZZ incorporated

		By:	/s/ Dana Perry
Dana Perry, Senior Vice President Finance,
Chief Financial Officer